SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 16, 2002 (Date of earliest event reported)

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500
(Registrant’s telephone number,
including area code)

Item 5. Other Events.

On December 16, 2002, Potlatch Corporation issued the following news release:

“Spokane, WA – Potlatch Corporation (NYSE:PCH) today announced the election of Michael T. Riordan, 52, to Potlatch’s board of directors effective December 31, 2002.

Mr. Riordan was most recently Chairman, Chief Executive Officer and President of Paragon Trade Brands, a manufacturer of private label disposable diapers and related products, prior to Paragon’s acquisition by Tyco Healthcare in early 2002.

From 1997 to 1998, Mr. Riordan was President and Chief Operating Officer of Fort James Corporation, a tissue and paper products manufacturer. Prior to the merger of Fort Howard Corporation and James River Corporation, he served as Chairman of the Board, Chief Executive Officer and President of Fort Howard Corporation.

Mr. Riordan also serves on the board of directors of The Dial Corporation, Wallace Computer Services, Inc., and American Medical Security, Inc. He holds a bachelor’s degree in industrial engineering from Purdue University, an MBA from Marquette University and a JD from DePaul University.

Potlatch Corporation is an integrated forest products company with manufacturing operations in Idaho, Minnesota, Arkansas and Nevada and 1.5 million acres of forestland in Idaho, Minnesota, Arkansas and Oregon.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2002

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary